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                                                                   EXHIBIT 10.28

                      FIRST AMENDMENT TO SUBLEASE AGREEMENT

     This First Amendment ("Amendment") is dated for reference purposes April 13, 2001, and amends that certain Sublease Agreement dated March 30,2001 (the "Sublease") made by and between F5 Networks, Inc., a Washington corporation, as Sublandlord, and Cell Therapeutics, Inc., a Washington corporation, as Subtenant. The capitalized terms in this Amendment shall have the meaning given to those same terms in the Sublease, unless a different meaning has been provided herein.

     NOW, THEREFORE, the parties hereby amend the Sublease as follows:

1. Security Deposit. The Sublease is hereby amended by deleting the second to the last sentence of Section 7. Sublandlord will apply the balance of the Subtenant's cash security deposit in the amount of sixty-five thousand eight hundred sixty-four dollars and seventy-nine cents ($65,864.79) deposited under the Prior Sublease (as defined in Section 2 of the Sublease) against the Base Rent due for the first month of the Term.

2. Letter of Credit. The amount of the letter of credit to be posted by Subtenant pursuant to Section 7 of the Sublease is hereby amended to be six hundred seventy thousand dollars ($670,000).

3. Use of Subleased Premises. Section 8 of the Sublease is deleted in its entirety and replaced with the following:

     Subtenant may use the Sublease Premises for laboratory uses of the types generally permitted by institutional landlords of similar buildings of multi-tenant developments in the Seattle area, provided that Subtenant shall comply with any special restrictions or precautions imposed by Master Landlord.

4. Alterations. Section 10 of the Sublease is amended by adding the following new paragraph at the end of that Section:

     Master Landlord may (and is expected to) require Sublandlord to post or arrange for the posting of a Letter of Credit securing restoration obligations under the Master Lease if the Subleased Premises are materially altered from their current improved state and Master Landlord requires that Sublandlord remove any proposed alterations to be installed by Subtenant pursuant to the terms of the Master Lease and the Master Landlord's Consent referenced in Section 14 below (the "Restoration Deposit"). Subtenant shall post the Restoration Deposit directly with Master Landlord. Sublandlord shall have no obligation to post the Restoration Deposit.

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5. Conditions Precedent. Section 14 of the Sublease is hereby deleted in its entirety and replaced with the following:

     This Sublease is conditioned upon Master Landlord consenting to this Sublease pursuant to the Landlor's Constent to Subleasing attached to this Amendment as Exhibit A (the "Master Landlord Consent"). If Master Landlord has not so consented to this Sublease within thirty (30) days after this Sublease has been signed by Sublandlord and Subtenant, then either party may terminate this Sublease by delivering written notice of termination to the other party.

6. Miscellaneous. In the event of any conflict between the terms of this Amendment and the Sublease, this Amendment shall control. The parties hereby ratify and confirm their obligations under the Sublease as amended by this Amendment. This Amendment, the Sublease, the exhibits attached to the Sublease and this Amendment, and the Master Lease constitute the entire agreement between Sublandlord and Subtenant with respect to the Subleased Premises, and may not be amended or altered except by written agreement executed by both parties. This Amendment may be executed in one or more counterparts; each signed counterpart shall be deemed an original and all counterparts together shall constitute a single, integrated agreement. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties will confirm facsimile transmitted signatures by signing an original document.

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IN WITNESS WHEREOF, the parties hereto hereby execute this Amendment as of day and year first above written.

                                        SUBLANDLORD:

                                        F5 Networks, Inc., a Washington
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SUBTENANT:

                                        Cell Therapeutics, Inc., a Washington
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------